Exhibit 6

[SUTHERLAND ASBILL & BRENNAN LLP]



                                April 25, 2000


PFL Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 1 to the registration statement on Form S-6 for PFL Variable Life Account A (File No. 333-87023). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP



                                                 By: /s/ STEPHEN E. ROTH
                                                     -----------------------
                                                     Stephen E. Roth, Esq.